UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 7, 2007 (May 4, 2007)

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2007, American Tower Corporation (the “Company”) entered into (i) a Loan Agreement, (ii) a Management Agreement and (iii) a Cash Management Agreement (each of the foregoing as defined below). The description of the Loan Agreement, the Management Agreement and the Cash Management Agreement set forth in Item 2.03 of this report is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 4, 2007, the Company used a portion of the net proceeds of the offering described in Item 2.03 below, and incorporated under this Item 1.02 by reference, to repay all indebtedness, or approximately $765 million in principal amount, outstanding under the senior secured credit facilities (the “SpectraSite credit facility”) of SpectraSite Communications, LLC (“SpectraSite Communications”) plus accrued interest thereon and other costs and expenses related thereto. In addition, net proceeds from the offering were used to repay approximately $250 million outstanding under the revolving senior secured credit facilities of American Towers, Inc.

The SpectraSite credit facility consisted of a $250.0 million revolving credit facility, a $700.0 million Term Loan A, a $200.0 million Delayed Draw Term Loan and a $250.0 million incremental revolving credit facility. The obligations under the SpectraSite credit facility were guaranteed by SpectraSite, LLC, the parent company of SpectraSite Communications and a wholly owned subsidiary of the Company, and the borrower’s restricted subsidiaries, and were secured by liens on and security interests in substantially all assets of the borrower and the restricted subsidiaries. For a summary of the material terms of the SpectraSite credit facility, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007.

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2007, the Company issued a press release announcing financial results for the first quarter ended March 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.3.

Exhibit 99.3 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 4, 2007, American Tower Trust I (the “Trust”), a trust established by American Tower Depositor Sub, LLC (the “Depositor”), an indirectly-owned special-purpose subsidiary of the Company, issued in a private transaction (the “Transaction”), $1.75 billion of Commercial Mortgage Pass-Through Certificates, Series 2007-1 (the “Certificates”). A copy of the May 4, 2007 press release announcing the close of the Transaction is filed herewith as Exhibit 99.1.

The assets of the Trust consist of a recourse loan (the “Loan”) initially made by the Depositor to American Tower Asset Sub, LLC and American Tower Asset Sub II, LLC (together, the “Borrowers”), pursuant to a Loan and Security Agreement among the foregoing parties dated as of May 4, 2007 (the “Loan Agreement”). The Borrowers are jointly and severally liable under the Loan, which is secured primarily by mortgages on the Borrowers’ interests in certain of the wireless communications and related tower sites (the “Sites”). As indicated in the table below, the Certificates were issued in seven separate classes. Each of the Class B, Class C, Class D, Class E and Class F Certificates are subordinated in right of payment to any other Class which has an earlier alphabetical designation. The Certificates were issued with terms identical to the Loan (defined below) except for the Class A-FL Certificates, which bear interest at a floating rate while the related component of the Loan bears interest at a fixed rate, as described below. The effective weighted average fixed interest rate of the Loan is 5.61%. The Certificates have an expected life of approximately seven years with a final repayment date in April 2037.

Class	Initial Class Principal Balance	Interest Rate	Rating (Moody’s/Fitch/S&P)
Class A-FX	$872,000,000	5.4197%	Aaa/AAA/AAA
Class A-FL	$150,000,000	LIBOR +0.1900%[1]	Aaa/AAA/AAA
Class B	$215,000,000	5.5370%	Aa2/AA/AA
Class C	$110,000,000	5.6151%	A2/A/A
Class D	$275,000,000	5.9568%	Baa2/BBB/BBB
Class E	$55,000,000	6.2493%	Baa3/BBB-/BBB-
Class F	$73,000,000	6.6388%	Baa3/BBB-/BB+

The Company used a substantial portion of the net proceeds from this issuance to repay all indebtedness, or approximately $765 million in principal amount, outstanding under the SpectraSite credit facility plus accrued interest thereon and other costs and expenses related thereto. The Company expects to use the remaining net proceeds to fund the repurchase of up to approximately $325 million of the 7.25% senior subordinated notes due 2011 of American Towers, Inc. (“ATI”) pursuant to ATI’s previously announced tender offer, to pay other consideration payable in connection with that tender offer and the related consent solicitation, and for general corporate purposes.

The Loan will be paid solely from the cash flows generated from the operation of the Sites held by the Borrowers. The Borrowers are required to make monthly payments of interest on the Loan. Subject to certain limited exceptions described below, no payments of principal will be required to be made prior to the monthly payment date in April 2014, which is the anticipated repayment date for the Loan. However, if the debt service coverage ratio, generally defined as the net cash flow divided by the amount of interest, servicing fees and trustee fees that the Borrowers will be required to pay over the succeeding twelve months on the Loan, is (A) for the five-year period commencing on the Transaction closing date, 1.30x or less for such calendar quarter or (B) beginning with the first full calendar quarter after the expiration of such five-year period, 1.75x or less for such quarter (the “Cash Trap DSCR”), and such debt service ratio continues to exist for two consecutive calendar quarters, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as excess cash flow, will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the debt service coverage ratio exceeds

[1]

The Class A-FL Certificates bear interest at a floating rate based on LIBOR, but interest on the related component of the Loan is computed at a fixed rate equal to the interest rate on the Class A-FX Certificates. Holders of the Class A-FL Certificates have the benefit of an interest rate swap contract (“Swap Contract”) between the Trust and Morgan Stanley Capital Services Inc., as swap counterparty (“Swap Counterparty”). The Borrowers have no obligations or liability with the respect to the Swap Contract.

3

the Cash Trap DSCR for two consecutive calendar quarters. An “amortization period” commences if (i) as of the end of any calendar quarter the debt service coverage ratio falls below (A) for the five-year period commencing on the Closing Date, 1.15x or (b) beginning with the first full calendar quarter after the expiration of such five-year period, 1.45x (the “Minimum DSCR”) for such calendar quarter and continues to exist until the end of any two consecutive calendar quarters the debt service coverage ratio exceeds the Minimum DSCR for such two consecutive calendar quarters or (ii) on the anticipated repayment date the Loan has not been repaid in full.

The Borrowers may not prepay the Loan in whole or in part at any time prior to May 2009, except in limited circumstances (such as the occurrence of certain casualty and condemnation events relating to the Borrowers’ tower sites and certain dispositions of Sites). Thereafter, prepayment is permitted provided it is accompanied by applicable prepayment consideration. If the prepayment occurs within nine months of the anticipated repayment date, no prepayment consideration is due. The entire unpaid principal balance of the Loan components will be due in April 2037. The Loan may be defeased in whole or in part at any time.

The Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on substantially all of the tower sites and their operating cash flows, (2) a security interest in substantially all of the Borrowers’ personal property and fixtures and (3) the Borrowers’ rights under the Management Agreement (as defined below). American Tower Holding Sub, LLC (the “Guarantor”), whose only material assets are its equity interests in each of the Borrowers, and American Tower Guarantor Sub, LLC (the “Parent Guarantor”) whose only material asset is its equity interests in the Guarantor, have each guaranteed repayment of the Loan and pledged their equity interests in their respective subsidiary or subsidiaries as security for such payment obligations.

The Loan documents include covenants customary for Loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Borrowers contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that the Borrowers maintain at least two independent directors.

In connection with the issuance and sale of the Certificates, the Borrowers, as owners, entered into a management agreement (“Management Agreement”) dated as of May 4, 2007 with SpectraSite Communications, as manager (in that capacity, “Manager”). SpectraSite Communications is a wholly-owned indirect subsidiary of the Company. Pursuant to the Management Agreement, the Manager will perform, on behalf of the Borrowers, those functions reasonably necessary to maintain, market, operate, manage and administer the Tower Sites.

Also in connection with the issuance and sale of the Certificates, the Borrowers, as borrowers, the Depositor, as lender, LaSalle Bank National Association (“Trustee”), as agent, and SpectraSite Communications, as manager, entered into a cash management agreement (“Cash Management Agreement”) dated as of May 4, 2007. Pursuant to the Cash Management Agreement, the Borrowers will establish certain accounts and reserves, controlled by the Depositor or its assignee, to which the Borrowers and the Manager will be required to transfer all revenue from the Sites otherwise received. The Borrowers, Manager and Trustee will administer the reserve funds in the manner set forth in the Loan Agreement. In connection with the issuance and sale of the Certificates, the Depositor, as depositor, the Bank of New York (“Servicer”), as servicer, and Trustee, as trustee, entered into a trust and servicing agreement (“Trust and Servicing Agreement”) dated as of May 4, 2007. Pursuant to the Trust and Servicing Agreement, the Servicer will administer and oversee the performance by the Borrowers and the Manager of their respective obligations under the documents entered into in connection with the transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 4, 2007, announcing the completion of the $1.75 billion American Tower Corporation offering of Commercial Mortgage Pass-Through Certificates (Filed herewith).

99.2	Unaudited condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006, unaudited condensed consolidated statements of operations for the three months ended March 31, 2007 and 2006, and unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2007 and 2006 (Filed herewith).

99.3	Press release, dated May 7, 2007, announcing financial results for the first quarter ended March 31, 2007 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: May 7, 2007	By:	/S/ BRADLEY E. SINGER
Bradley E. Singer
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 4, 2007, announcing the completion of the $1.75 billion American Tower Corporation offering of Commercial Mortgage Pass-Through Certificates (Filed herewith).

99.2	Unaudited condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006, unaudited condensed consolidated statements of operations for the three months ended March 31, 2007 and 2006, and unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2007 and 2006 (Filed herewith).

99.3	Press release, dated May 7, 2007, announcing financial results for the first quarter ended March 31, 2007 (Furnished herewith).